1001 MCKINNEY
                                                          18th FLOOR
                                                          HOUSTON, TEXAS 77002

FRANKLIN, CARDWELL & JONES                                713.222.6025 TELEPHONE
A PROFESSIONAL CORPORATION                                713.222.0938 FACSIMILE

                                                          INTERNET:
                                                          http://www.fcj.com
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November 19, 2003                                                    EXHIBIT 5.1


NutraCea
1261 Hawk's Flight Court
El Dorado Hills, CA 95762[


Gentlemen:

We have acted as counsel to NutraCea (the "Company"), a California corporation, and have participated in the preparation and adoption of the 2003 Stock Compensation Plan (the "Plan") and the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to 10,000,000 shares (the "Shares") of Common Stock of the Company to be offered to directors, officers, employees and consultants of the Company pursuant to the Plan.

It is our opinion that the Shares have been duly authorized and that, when issued either pursuant to a grant of a stock award, upon the exercise of an option or the conversion of a warrant granted pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our opinion regarding the legality of 10,000,000 shares of NutraCea Common Stock to be issued upon either the grant of stock awards, exercise of options or conversion of warrants granted pursuant to the 2003 Stock Compensation Plan.


/s/ Franklin, Cardwell & Jones
Franklin, Cardwell & Jones


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